UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2009

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On October 7, 2009, 21 wholly-owned subsidiaries (“Sellers”) of Sunrise Senior Living, Inc. (the “Company”) entered into a Purchase and Sale Agreement and a First Amendment to Purchase and Sale Agreement (as amended, the “Purchase and Sale Agreement”) to sell the assets of 21 assisted living communities (collectively, the “Portfolio”) to BLC Acquisitions, Inc. (the “Purchaser”), an affiliate of Brookdale Senior Living Inc.

          The aggregate purchase price for the Portfolio is $204 million. The Company expects that it will receive approximately $60 million in proceeds after payment or assumption by the Purchaser of certain mortgage loans, the posting of required escrows and payment of transaction expenses by the Company, but prior to the use of any such funds to repay a portion of the outstanding amounts under the Company’s bank credit facility.

          In connection with the execution of the Purchase and Sale Agreement, Purchaser has placed into escrow an earnest money deposit of $5 million toward the purchase price. The deposit is non-refundable except in the event that (a) the requisite lenders under the Company’s bank credit facility do not approve the transaction by October 19, 2009 or such approval is no longer in effect any time prior to the closing or (b) Sellers refuse to consummate the transaction despite the fulfillment of all of Sellers’ conditions to closing.

          As noted above, upon closing of the transaction, Purchaser intends to assume certain mortgage loans currently encumbering 15 of the properties included in the Portfolio (the “Assumed Debt”). Purchaser may elect to assume additional loans encumbering the remaining properties included in the Portfolio. Purchaser shall be solely responsible for obtaining the applicable lender’s consent for any assumption of debt and for obtaining a release of Sellers’ and their respective affiliates’ obligations under such debt. Sellers have agreed to cause all mortgages and monetary liens affecting the properties and indebtedness secured by the properties (other than any debt assumed by Purchaser) to be satisfied and released by using the applicable portion of the transaction proceeds for such purpose.

          Purchaser has the right to conduct additional due diligence for a limited period of time. In the event that Purchaser identifies certain due diligence matters by October 30, 2009 (or, with respect to certain types of matters, by October 17, 2009), Purchaser shall have the right to request that Sellers cure such matter. If such matter is not cured within 30 days, Purchaser may terminate the Purchase and Sale Agreement.

          In the Purchase and Sale Agreement, Sellers made customary covenants, representations and warranties for transactions of this type. Sellers' liability to Purchaser following closing for all covenants, representations, warranties and indemnities is capped at $5 million in the aggregate. Sellers will deposit $2.5 million in cash in an escrow account on the closing date in respect of any such obligations. Sellers retain responsibility for all liabilities and obligations to third parties with respect to the Portfolio accrued or incurred prior to closing and all liabilities and obligations arising from each Seller's operations prior to closing, whether or not accrued or disclosed.

              Sellers and Purchaser have agreed to negotiate in good faith clarifications and updates to the Purchase and Sale Agreement requested by Purchaser that shall have no economic effect on the transaction.

          At closing, the parties will enter into appropriate arrangements to effectuate a bridging of the licenses and management agreements for the operation of the facilities included in the Portfolio, pending Purchaser’s receipt of its own licenses.

          The closing date of the transaction is currently scheduled for November 16, 2009, but the closing is subject to (i) the receipt of approvals by the requisite lenders under the bank credit facility, (ii) the assumption by Purchaser of the Assumed Debt and the issuance of releases of the obligations of the Company and Sellers under the Assumed Debt by the applicable lender; and (iii) other customary closing conditions for transactions of this type. In the event that the transaction does not close, Sellers are entitled to retain the $5 million earnest money deposit as liquidated damages unless the failure to close resulted from either (a) the failure of the requisite lenders under the Company’s bank credit facility to approve the transaction by October 19, 2009 or such approval is no longer in effect any time prior to the closing or (b) Sellers’ refusal to consummate the transaction despite the fulfillment of all of Sellers’ conditions to closing. In the event that the transaction does not close due to a default of Sellers, Purchaser may seek specific performance or elect to terminate the Purchase and Sale Agreement, in which case Sellers shall reimburse Purchaser for its out-of-pocket costs and expenses, up to a maximum of $500,000.

          The foregoing summary of the Purchase and Sale Agreement is qualified in its entirety by reference to the Purchase and Sale Agreement, a copy of which will be filed as an Exhibit to the Company’s next applicable Periodic Report or registration statement.

          On October 9, 2009, the Company issued a press release announcing the execution of the Purchase and Sale Agreement. A copy of the press release is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06. Material Impairments.

          In connection with the transaction described in Item 1.01 above, on October 7, 2009, the Company determined that it expects to record an impairment charge of approximately $7 million in the third quarter of 2009 to write down five of the 21 communities to fair value. The Company expects to record a gain on the sale of real estate of approximately $50 million upon closing of the transaction.

Item 9.01. Financial Statements and Exhibits.

          (a)   Not applicable.
          (b)   Not applicable.
          (c)   Not applicable.
          (d)   Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
* 10.1	Purchase and Sale Agreement by and among certain wholly-owned subsidiaries of Sunrise Senior Living, Inc. as set forth therein and BLC Acquisitions, Inc., dated as of October 7, 2009.
* 10.2	First Amendment to Purchase and Sale Agreement by and among certain wholly-owned subsidiaries of Sunrise Senior Living, Inc. as set forth therein and BLC Acquisitions, Inc., dated as of October 7, 2009.
99.1	Press release issued by Sunrise Senior Living, Inc. on October 9, 2009.

*   To be filed as an exhibit to Sunrise Senior Living, Inc.’s next applicable periodic report or registration statement.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.
Date: October 9, 2009	By: /s/ Mark S. Ordan Name: Mark S. Ordan Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
* 10.1	Purchase and Sale Agreement by and among certain wholly-owned subsidiaries of Sunrise Senior Living, Inc. as set forth therein and BLC Acquisitions, Inc., dated as of October 7, 2009.
* 10.2	First Amendment to Purchase and Sale Agreement by and among certain wholly-owned subsidiaries of Sunrise Senior Living, Inc. as set forth therein and BLC Acquisitions, Inc., dated as of October 7, 2009.
99.1	Press release issued by Sunrise Senior Living, Inc. on October 9, 2009.

*     To be filed as an exhibit to Sunrise Senior Living, Inc.’s next applicable periodic report or registration statement.